                                                                    EXHIBIT 15.1



June 4, 2002



ENSCO International Incorporated
Dallas, Texas

Re:   Registration Statement No. 333-XXXXX

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated April 5, 2002 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



/s/ KPMG LLP
Dallas, Texas